Exhibit 16.1

October 31, 2013

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, DC 20549

Re: Broadwind Energy, Inc.

File No: 0-31313

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Broadwind Energy, Inc. dated October 31, 2013, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP
GRANT THORNTON LLP